UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 29, 2019

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street San Jose, California (Address of principal executive offices)	95112 (Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01	CWT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

California Water Service Group (the “Company”) held its Annual Meeting of Stockholders on May 29, 2019 (the “Annual Meeting”).  Stockholders acted on items of business at the Annual Meeting. The voting results are as follows:

1.              The following nominees for Director were elected to serve until the 2020 Annual Meeting of Stockholders based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Gregory E. Aliff	36,427,984	227,155	170,060	7,351,743
Terry P. Bayer	36,454,408	218,313	152,478	7,351,743
Shelly M. Esque	36,506,181	185,703	133,315	7,351,743
Edwin A. Guiles	36,249,567	421,511	154,121	7,351,743
Martin A. Kropelnicki	36,386,700	266,146	172,353	7,351,743
Thomas M. Krummel, M.D.	36,250,341	422,046	152,812	7,351,743
Richard P. Magnuson	35,400,296	1,254,334	170,569	7,351,743
Peter C. Nelson	36,198,321	454,692	172,186	7,351,743
Carol M. Pottenger	36,374,338	317,605	133,256	7,351,743
Lester A. Snow	36,427,984	227,155	170,060	7,351,743

2.              The proposal for an advisory vote on the compensation paid to the Company’s named executive officers was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,732,406	1,801,552	291,241	7,351,743

3.              The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2018 was ratified as follows:

Votes For	Votes Against	Abstentions
43,195,917	729,216	251,809

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: May 30, 2019	By:	/s/ Thomas F. Smegal
	Name:	Thomas F. Smegal
	Title:	Vice President, Chief Financial Officer & Treasurer